Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FIRST QUARTER 2017 RESULTS

Houston, April 25, 2017 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the first quarter of 2017 of $89.7 million, or $0.59 per share, on revenue of $400.9 million. This compares to a net loss from continuing operations of $166.3 million, or $1.10 per share for the fourth quarter of 2016, on revenue of $354.4 million and a net loss from continuing operations of $84.5 million, or $0.56 per share for the first quarter of 2016, on revenue of $413.1 million.

David Dunlap, President and CEO, commented “The first quarter of 2017 marked a period of massive cyclical transition in US land markets. The land rig count growth of approximately 25% during the first quarter resulted in rapidly accelerating supply chain activation levels, particularly as it relates to completion related services. This led to our U.S. land revenue growing by 29% sequentially, driven by a 49% increase in pressure pumping revenue.

“Entering the quarter, a number of costs related to increasing activity levels continued to impede margin growth. These factors included significant increases in sand pricing, costs associated with reactivation of equipment and increased hiring and training costs. As the quarter progressed, we gained momentum in our conversations with customers which focused on balancing these higher costs with increased demand and activity levels.

“We exited the first quarter in a much more favorable position as it relates to these factors than when the quarter began. As rig count growth slows and equipment reactivation costs are fully absorbed, transitional inefficiency should be significantly diminished. These factors, in addition to reasonable service price increases, should put us on a path to acceptable margins.

“Outside of U.S. land markets, we are encouraged by the non-rig related project work we have in the Gulf of Mexico and we are favorably positioned to benefit from any increases in drilling activity. Internationally, activity levels and spending are lagging the U.S. land recovery. Our focus internationally remains on expanding into new markets and carefully monitoring investment levels in existing markets until they show signs of recovery.

“Crude oil prices are higher than they were a year ago at this time, our customers have committed to higher levels of spending and we have been proactive in preparing for market recovery. Despite the near-term noise associated with market transition, everything we are observing from a fundamental perspective is moving in the direction necessary to create a path to increased growth and profitability.”

First Quarter 2017 Geographic Breakdown

U.S. land revenue was $258.7 million in the first quarter of 2017, a 29% increase as compared with revenue of $200.3 million in the fourth quarter of 2016 and a 36% increase compared to revenue of $190.1 million in the first quarter of 2016. Gulf of Mexico revenue was $74.9 million, a sequential increase of 5% from fourth quarter 2016 revenue of $71.6 million, and a 34% decrease from revenue of $113.4 million in the first quarter of 2016. International revenue of $67.3 million decreased 18% as compared with $82.5 million in the fourth quarter of 2016 and decreased 39% as compared to revenue of $109.6 million in the first quarter of 2016.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the first quarter of 2017 was $68.4 million, a 1% decrease from fourth quarter 2016 revenue of $69.3 million and a 23% decrease from first quarter 2016 revenue of $88.4 million.

U.S. land revenue increased 20% sequentially to $21.2 million as land drilling activity increased throughout the quarter. Gulf of Mexico revenue decreased 9% sequentially to $23.4 million and international revenue decreased 8% sequentially to $23.8 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the first quarter of 2017 was $205.0 million, a 36% increase from fourth quarter 2016 revenue of $150.6 million and a 55% increase from first quarter 2016 revenue of $132.5 million. Revenue increased across all product lines in this segment and was led by a 49% increase in pressure pumping revenue sequentially.

During the quarter, the Company spent approximately $7.2 million related to reactivation of its pressure pumping fleet and fleet start-up costs.

Production Services Segment

The Production Services segment revenue in the first quarter of 2017 was $68.6 million, a 15% decrease from fourth quarter 2016 revenue of $81.0 million and a 35% decrease from first quarter 2016 revenue of $104.9 million.

U.S. land revenue increased 17% sequentially to $23.4 million due to increased coiled tubing activity. Gulf of Mexico revenue decreased 20% sequentially to $17.8 million as hydraulic workover and snubbing, specialty rentals and electric line activity was lower during the quarter. International revenue decreased 29% sequentially to $27.4 million due to lower levels of hydraulic workover and snubbing and well intervention activity.

Technical Solutions Segment

The Technical Solutions segment revenue in the first quarter of 2017 was $58.9 million, a 10% increase from fourth quarter 2016 revenue of $53.5 million and a 33% decrease from first quarter 2016 revenue of $87.3 million.

U.S. land revenue decreased 25% sequentially to $9.1 million as completion tools and products orders decreased. Gulf of Mexico revenue, primarily driven by increases in completion tools and product orders, increased 43% sequentially to $33.7 million. International revenue decreased 10% to $16.1 million, largely due to lower completion tools and products orders.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time on Wednesday, April 26, 2017. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-503-8172. For those who cannot listen to the live call, a telephonic replay will be available through May 10, 2017 and may be accessed by calling 844-512-2921 and using the pin number 9702800.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves major, national and independent oil and natural gas companies around the world and offers products and services with respect to the various phases of a well’s economic life cycle. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our oil and natural gas property; risk associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; and the impact that unfavorable or unusual weather conditions could have on our operations. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three Months Ended March 31, 2017, 2016 and December 31, 2016

(in thousands, except earnings per share amounts)

(unaudited)

	Three months ended,
	March 31, 2017	December 31, 2016	March 31, 2016

Revenues	$400,936	$354,418	$413,133

Cost of services and rentals (exclusive of items shown separately below)	321,986	321,132	285,339
Depreciation, depletion, amortization and accretion	114,281	117,954	136,672
General and administrative expenses	75,493	78,122	103,155
Reduction in value of assets	—	35,961	—

Loss from operations	(110,824)	(198,751)	(112,033)

Other income (expense):
Interest expense, net	(24,250)	(24,429)	(23,806)
Other income	649	519	7,755

Loss from continuing operations before income taxes	(134,425)	(222,661)	(128,084)

Income taxes	(44,764)	(56,402)	(43,548)

Net loss from continuing operations	(89,661)	(166,259)	(84,536)

Loss from discontinued operations, net of income tax	(1,998)	(44,982)	(2,267)

Net loss	$(91,659)	$(211,241)	$(86,803)

Loss per share information:
Basic and Diluted
Net loss from continuing operations	$(0.59)	$(1.10)	$(0.56)
Loss from discontinued operations	(0.01)	(0.30)	(0.01)

Net loss	$(0.60)	$(1.40)	$(0.57)

Weighted average common shares used in computing earnings per share:
Basic and diluted	152,701	151,741	151,324

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2017 and December 31, 2016

(in thousands)

(unaudited)

	3/31/2017	12/31/2016
ASSETS

Current assets:
Cash and cash equivalents	$151,766	$187,591
Accounts receivable, net	329,770	297,164
Income taxes receivable	121,309	101,578
Prepaid expenses	42,976	37,288
Inventory and other current assets	139,631	130,772
Assets held for sale	27,411	27,158

Total current assets	812,863	781,551

Property, plant and equipment, net	1,513,282	1,605,365
Goodwill	804,436	803,917
Notes receivable	57,423	56,650
Intangible and other long-term assets, net	190,707	222,772

Total assets	$3,378,711	$3,470,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$102,221	$94,831
Accrued expenses	236,978	218,192
Income taxes payable	—	694
Current portion of decommissioning liabilities	22,188	22,164
Liabilities held for sale	7,401	8,653

Total current liabilities	368,788	344,534

Deferred income taxes	213,855	243,611
Decommissioning liabilities	103,186	101,513
Long-term debt, net	1,286,210	1,284,600
Other long-term liabilities	193,974	192,077

Total stockholders’ equity	1,212,698	1,303,920

Total liabilities and stockholders’ equity	$3,378,711	$3,470,255

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

THREE MONTHS ENDED MARCH 31, 2017, DECEMBER 31, 2016 AND MARCH 31, 2016

(in thousands)

(unaudited)

	Three months ended,
	March 31, 2017	December 31, 2016	March 31, 2016
U.S. land
Drilling Products and Services	$21,162	$17,703	$19,745
Onshore Completion and Workover Services	204,979	150,578	132,472
Production Services	23,435	19,984	27,721
Technical Solutions	9,085	12,060	10,223

Total U.S. land	$258,661	$200,325	$190,161

Gulf of Mexico
Drilling Products and Services	23,485	25,772	37,532
Onshore Completion and Workover Services	—	—	—
Production Services	17,746	22,256	24,417
Technical Solutions	33,717	23,614	51,466

Total Gulf of Mexico	$74,948	$71,642	$113,415

International
Drilling Products and Services	$23,784	$25,855	$31,145
Onshore Completion and Workover Services	—	—	—
Production Services	27,424	38,734	52,756
Technical Solutions	16,119	17,862	25,656

Total International	$67,327	$82,451	$109,557

Total Revenues	$400,936	$354,418	$413,133

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED MARCH 31, 2017, DECEMBER 31, 2016 AND MARCH 31, 2016

(in thousands)

(unaudited)

	Three months ended,
Revenues	March 31, 2017	December 31, 2016	March 31, 2016
Drilling Products and Services	$68,431	$69,330	$88,422
Onshore Completion and Workover Services	204,979	150,578	132,472
Production Services	68,605	80,974	104,894
Technical Solutions	58,921	53,536	87,345

Total Revenues	$400,936	$354,418	$413,133

Loss from Operations
Drilling Products and Services	$(13,167)	$(29,864)	$(17,722)
Onshore Completion and Workover Services	(63,241)	(77,681)	(70,535)
Production Services	(29,212)	(31,492)	(23,717)
Technical Solutions	(5,204)	(59,714)	(59)

Total Loss from Operations	$(110,824)	$(198,751)	$(112,033)

Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$(13,167)	$(15,935)	$(16,244)
Onshore Completion and Workover Services	(63,241)	(74,867)	(65,691)
Production Services	(29,212)	(20,412)	(16,606)
Technical Solutions	(5,204)	(14,387)	1,808

Total Adjusted Income (Loss) from Operations	$(110,824)	$(125,601)	$(96,733)

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets, inventory write-down and restructuring costs for the three months December 31, 2016 and March 31, 2016. There were no adjustments for the three months ended March 31, 2017.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

Three months ended December 31, 2016 and March 31, 2016

(in thousands)

(unaudited)

	Three months ended, December 31, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported loss from operations	$(29,864)	$(77,681)	$(31,492)	$(59,714)	$(198,751)
Reduction in value of assets	1,244	2,094	7,023	25,600	35,961
Inventory write-down	—	—	1,664	19,122	20,786
Restructuring costs	12,685	720	2,393	605	16,403

Adjusted loss from operations	$(15,935)	$(74,867)	$(20,412)	$(14,387)	$(125,601)

	Three months ended, March 31, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported loss from operations	$(17,722)	$(70,535)	$(23,717)	$(59)	$(112,033)
Restructuring costs	1,478	4,844	7,111	1,867	15,300

Adjusted income (loss) from operations	$(16,244)	$(65,691)	$(16,606)	$1,808	$(96,733)